Exhibit 10.43

AMERICAN REAL ESTATE PARTNERS, L.P.

AMERICAN REAL ESTATE FINANCE CORP.

AND

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP, AS GUARANTOR

VARIABLE RATE SENIOR CONVERTIBLE NOTES DUE 2013

INDENTURE

Dated as of April 5, 2007

WILMINGTON TRUST COMPANY

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	16.03
(c)	16.03
313(a)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03;16.02; 16.05
(c)(1)	16.04
(c)(2)	16.04
(c)(3)	N.A.
(e)	16.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 16.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	16.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

TABLE OF CONTENTS

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-ii-

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ARTICLE 15
MAKE-WHOLE PREMIUM
Section 15.01	Make-Whole Premium	80
Section 15.02	Adjustment to the Make-Whole Premium	83
Section 15.03	Trustee’s Disclaimer	84
ARTICLE 16
MISCELLANEOUS
Section 16.01	Trust Indenture Act Controls	84
Section 16.02	Notices.	84
Section 16.03	Communication by Holders of Notes with Other Holders of Notes.	85
Section 16.04	Certificate and Opinion as to Conditions Precedent.	85
Section 16.05	Statements Required in Certificate or Opinion.	86
Section 16.06	Rules by Trustee and Agents.	86
Section 16.07	No Personal Liability of Directors, Officers, Employees and Stockholders.	86
Section 16.08	Governing Law.	86
Section 16.09	No Adverse Interpretation of Other Agreements.	87
Section 16.10	Successors.	87
Section 16.11	Severability.	87
Section 16.12	Counterpart Originals.	87
Section 16.13	Table of Contents, Headings, etc.	87
Section 16.14	Clarity.	87

EXHIBITS
Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF NOTICE OF CONVERSION
Exhibit G	FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

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INDENTURE dated as of April 5, 2007 among American Real Estate Partners, L.P., a Delaware limited partnership, as issuer (“AREP”), American Real Estate Finance Corp., a Delaware corporation, as co-issuer (“AREP Finance”, and together with AREP, the “Company”), American Real Estate Holdings Limited Partnership, as Guarantor, and Wilmington Trust Company, as trustee.

WHEREAS, the Company has duly authorized the creation of an issue of its Variable Rate Senior Convertible Notes Due 2013 (each a “Note” and collectively, the “Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Notes and the Indenture, have been done. Further, all things necessary to duly authorize the issuance of the Depositary Units of the Company initially issuable upon the conversion of the Notes, and to duly reserve for issuance the number of Depositary Units initially issuable upon such conversion, have been done.

NOW, THEREFORE, the Company, the Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Notes:

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2004 Indenture” means the Indenture dated as of May 12, 2004 between the Company, AREH, as guarantor, and Wilmington Trust Company, as Trustee, as amended from time to time, under which the 8 1/8% Senior Notes are issued and outstanding.

“2005 Indenture” means the Indenture dated as of February 7, 2005 between the Company, AREH, as guarantor, and Wilmington Trust Company, as Trustee, as amended from time to time, under which the 7 1/8% Senior Notes are issued and outstanding.

“7 1/8% Senior Notes” means the Company’s 7 1/8% Senior Notes due 2013 as amended from time to time issued pursuant to the 2005 Indenture.

“8 1/8% Senior Notes” means the Company’s 8 1/8% Senior Notes due 2012 as amended from time to time issued pursuant to the 2004 Indenture.

“Additional Interest” means all Additional Interest, as defined in and, then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling, “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent or Conversion Agent.

“API” means American Property Investors, Inc., the general partner of AREP as of the date of this Indenture (and not any of its subsidiaries).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“AREH” means American Real Estate Holdings Limited Partnership (and not any of its subsidiaries).

“AREP” means American Real Estate Partners, L.P. (and not any of its subsidiaries).

“AREP Finance” means American Real Estate Finance Corp.

“AREP Partnership Agreement” means AREP’s Amended and Restated Agreement of Limited Partnership, dated May 12, 1987 as amended February 22, 1995, August 16, 1996, May 9, 2002 and June 27, 2005.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Bloomberg” means Bloomberg Financial Markets.

“Board of Directors” means:

(1)  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)  with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)  with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the Board of Directors of the managing member; and

(4)  with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” means any broker or dealer registered as such under the Exchange Act.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such jurisdictions are authorized or required by law or other governmental action to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)  in the case of a corporation, corporate stock;

(2)  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)  United States dollars;

(2)  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)  commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within one year after the date of acquisition; and

(6)  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)  the sale, lease, transfer, conveyance or other disposition by AREP or any Guarantor (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of AREP or AREH to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Principal or a Related Party; provided, however, that (x) if AREP or AREH receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of each relevant agreement of at least $1.0 billion for such sale, lease, transfer, conveyance or other disposition of properties or assets, then such transaction shall not be deemed a Change of Control and (y) any sale, assignment, transfer or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents or purchase of property, assets or Capital Stock with Cash Equivalents, will not constitute a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets for purposes of this clause (1);

(2)  the adoption of a plan relating to the liquidation or dissolution of AREP;

(3)  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principal or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of a Controlling Entity of AREP, measured by voting power rather than number of shares;

(4)  the first day on which a majority of the members of the Board of Directors of the Controlling Entity are not Continuing Directors; or

(5)  for so long as the Company is a partnership, upon any general partner of AREP ceasing to be an Affiliate of the Principal or a Related Party.

“Clearstream” means Clearstream Banking, S.A.

“Company” means, collectively AREP and AREP Finance, and any and all successors thereto.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Controlling Entity who:

(1)  was a member of such Board of Directors on the date of this Indenture; or

(2)  was nominated for election or elected to such Board of Directors with the approval of the Principal or any of the Related Parties or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise.

“Controlling Entity” means (1) for so long as AREP is a partnership, any general partner of AREP, (2) if AREP is a limited liability company, any managing member of AREP or (3) if AREP is a corporation, AREP.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company with notice provided to the Holders where Notes may be presented for conversion.

“Conversion Price” means, as of any Conversion Date or other date of determination, $132.595 subject to adjustment as provided herein.

“Conversion Rate” means, as of any Conversion Date or other date of determination, for each $1,000 principal amount of Notes, the quotient of $1,000 divided by the Conversion Price in effect as of such date.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 16.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Depositary Unit Price” means the price paid per Depositary Unit in the transaction constituting the Fundamental Change, determined as follows: (i) if holders of Depositary Units receive only cash in the transaction constituting the Fundamental Change, the Depositary Unit Price shall equal the cash amount paid per Depositary Unit; and (ii) in all other cases, the Depositary Unit Price shall equal the arithmetic average of the VWAP of a Depositary Unit on each of the five (5) Trading Day period ending on the Trading Day immediately preceding the Effective Date.

“Depositary Units” means Depositary Units representing limited partnership interests of the Company listed for trading on the NYSE as they exist on the date of this Indenture or any other units of

Capital Stock of the Company into which the Depositary Units shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving entity, the Equity Interests of such surviving entity or its direct or indirect parent entity into which the Notes would become convertible pursuant to the applicable supplemental indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require AREP or any Guarantor to repurchase such Capital Stock upon the occurrence of a change of control, event of loss, an asset sale or other special redemption event will not constitute Disqualified Stock if the terms of such Capital Stock provide that AREP or any Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 of the 2005 Indenture or where the funds to pay for such repurchase was from the net cash proceeds of such Capital Stock and such net cash proceeds was set aside in a separate account to fund such repurchase. Furthermore, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require AREP or any Guarantor to redeem such Capital Stock, including, without limitation, upon maturity will not constitute Disqualified Stock if the terms of such Capital Stock provide that AREP or any Guarantor may redeem such Capital Stock for other Capital Stock that is not Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that AREP and its Subsidiaries (including any Guarantor) may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. For the avoidance of doubt, and by way of example, the Preferred Units, as in effect on the date of this Indenture, do not constitute Disqualified Stock.

“Eligible Market” means the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market.

“Equity Conditions” means that each of the following conditions is satisfied: (i) the Depositary Units are designated for quotation on an Eligible Market, no suspension from trading of the Depositary Units on such exchange or market shall exist and be continuing, and neither delisting nor suspension of the Depositary Units by such exchange or market shall be threatened or pending, in either case (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; and (ii) as it relates to Article 12 and the delivery of a Forced Conversion Notice, either (A) the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities (each as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement or (B) all Depositary Units issuable upon conversion of the Notes shall be eligible for resale by the holders without restriction and without the need for registration under any applicable federal or state securities laws, including, without limitation, pursuant to Rule 144(k) under the 1933 Act.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” means issuances of (a) any Notes or (b) any Depositary Units (i) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Depositary Units under any plan; (ii) pursuant to any present or future employee, director or consultant benefit plan or program or employee equity purchase plan of the Company or any of its Subsidiaries, (iii) pursuant to any option, warrant, right or exercisable, exchangeable or convertible security (including, without limitation, the Preferred Units) not described in clause (ii) above and outstanding as of the Issuance Date (provided that the terms of such option, warrant, right or security are not amended or modified in any manner after the Issuance Date); (iv) for any Make-Whole Premium described in Article 14; and (v) upon conversion of any Notes.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Controlling Entity (unless otherwise provided in this Indenture).

“Forced Conversion Period” means the period beginning on the Forced Conversion Notice Date and ending on the Forced Conversion Date.

“Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.

“Fundamental Change Settlement Date” means the Effective Date for a Fundamental Change. In respect of any Fundamental Change Conversion or Fundamental Change Repurchase for which a Notice of Conversion or Fundamental Change Repurchase Notice, as applicable, has been delivered after the Effective Date (and during the Fundamental Change Conversion/Repurchase Period), the Fundamental Change Settlement Date shall mean the date that is two Business Days following the end of the Fundamental Change Conversion/Repurchase Period.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or other national government, any state, province or any city or other political subdivision, including, without limitation, the State of Nevada, whether now or hereafter existing, or any officer or official thereof and any other agency with authority thereof to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Principal, its Related Parties, the Company or any of their respective Subsidiaries or Affiliates.

“Gaming Law” means any gaming law or regulation of any jurisdiction or jurisdictions to which the Company or any of its Subsidiaries (including AREH) is, or may at any time after the issue date be, subject.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2).

“Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means any Subsidiary of AREP (initially only AREH) that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)  interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)  other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)  in respect of borrowed money;

(2)  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)  in respect of banker’s acceptances;

(4)  representing Capital Lease Obligations;

(5)  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Interest Payment Date” means each January 15, April 15, July 15 and October 15, commencing July 15, 2007 and ending with a final interest payment date on the Maturity Date.

“Initial Notes” means the first $200,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means Portside Growth and Opportunity Fund and Highbridge International LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Issuance Date” means the closing date for the sale and original issuance of the Notes.

“Legal Holiday” means any day other than a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.

“LIBOR” means, as of the applicable date, the three-month London Interbank Offered Rate for deposits in U.S. dollars, as shown on such date in The Wall Street Journal (Eastern Edition) under the caption “Money Rates - London Interbank Offered Rates (LIBOR)”; or (ii) if The Wall Street Journal does not publish such rate, the offered one-month rate for deposits in U.S. dollars which appears on the

Reuters Screen LIBO Page as of 10:00 a.m., New York time, each day, provided that if at least two rates appear on the Reuters Screen LIBO Page on any day, the “LIBOR” for such day shall be the arithmetic mean of such rates.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity Date” when used with respect to any Note, means the date specified in such Note as the fixed date on which the principal amount of such Note together with accrued and unpaid interest and Additional Interest, if any, is due and payable.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by any Subsidiary of AREP of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture; which initially will only be by AREH.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“NYSE” means the New York Stock Exchange, Inc.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means a bona fide underwritten public offering (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”) by the Company lead managed by any of the investment banking firms listed on Schedule A hereto or one of the 10 top-ranked (by dollar amount of lead managed public offerings of common stock in the United States for the most recently ended calendar year as such ranking is published in one or more nationally recognized league tables) investment banking firms, in any such case which is completed at least 30 days after the date of effectiveness of the Initial Shelf Registration Statement (as defined in the Registration Rights Agreement) and that results in aggregate gross proceeds to the Company in excess of $350 million (excluding any portion of such offering sold to (a) officers and directors of the Company; (b) any Related Party or (c) any Affiliate of any of the foregoing).

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of API or AREP Finance, as applicable, by two Officers (or if AREP is (x) a limited liability company, two Officers of the managing member of such limited liability company or (y) a corporation, by two Officers thereof) of API or AREP Finance, as applicable, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of API or AREP Finance, as applicable, that meets the requirements of Section 16.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 16.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or any of its Affiliates or the Trustee.

“Other Additional Interest” means liquidated damages or additional interest arising from a registration default under a registration rights agreement with respect to the registration of subordinated Indebtedness permitted to be incurred under this Indenture.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partners’ Equity” with respect to any Person means as of any date, the partners’ equity as of such date shown on the consolidated balance sheet of such Person and its Subsidiaries or if such Person is not a partnership, the comparable line-item on a balance sheet, each prepared in accordance with GAAP.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Units” means AREP’s 5% Cumulative Pay-in-Kind Redeemable Preferred Units payable on or before March 31, 2010.

“Preferred Unit Distribution” means the scheduled annual Preferred Unit distribution, payable on March 31 of each year in additional Preferred Units at the rate of 5% of the liquidation preference of $10.00 per Preferred Unit.

“Principal” means Carl Icahn.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” for the interest payable on any Interest Payment Date means each January 1, April 1, July 1 and October 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 4, 2007, among the Company, AREH and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Parties” means (1) Carl Icahn, any spouse and any child, stepchild, sibling or descendant of Carl Icahn, (2) any estate of Carl Icahn or any person under clause (1), (3) any person who receives a beneficial interest in any estate under clause (2) to the extent of such interest, (4) any executor, personal administrator or trustee who holds such beneficial interest in AREP for the benefit of, or as fiduciary for, any person under clauses (1), (2) or (3) to the extent of such interest and (5) any corporation, partnership, limited liability company, trust, or similar entity, directly or indirectly owned or Controlled by Carl Icahn or any other person or persons identified in clauses (1), (2) or (3).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a registration statement under the Securities Act registering the Depositary Units issuable on conversion of the Notes for resale pursuant to the terms of the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issuance Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value, or principal prior to the date originally scheduled for the payment or accretion thereof.

“Subsidiary” means, with respect to any specified Person:

(1)  any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

For the avoidance of doubt, AREH will be deemed to be a Subsidiary of AREP so long as AREH remains a Guarantor.

“Tangible Net Worth” of any specified Person as of any date means, the total shareholders’ equity (or if such Person were not a corporation, the equivalent account) of such Person and its Subsidiaries on a consolidated basis determined in conformity with GAAP less any and all goodwill and other intangible assets reflected on the consolidated balance sheet of such Person as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments (as defined in the 2005 Indenture) made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end.

“Termination of Trading” means that the Depositary Units or other securities into which the Notes are then convertible are not listed for trading on an Eligible Market.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trading Day” means (a) if the applicable security is listed or admitted for trading on an Eligible Market, a day on such Eligible Market is open for business or (b) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Trustee” means Wilmington Trust Company until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the principal market or exchange on which such security is traded during the period beginning at 9:30:01 a.m., New York City time (or such other time as such principal market or exchange publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as such principal market or exchange publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the VWAP cannot be calculated for a security on a particular date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as determined in good faith by the Company, absent manifest error. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

Section 1.02 Other Definitions.

(a) 2005 Indenture. Whenever, in this Indenture, it is provided that a term will be “as defined in the 2005 Indenture” the relevant 2005 Indenture definition is incorporated herein by reference and forms a part hereof as if it had been set forth in its entirety herein and such definition will continue to be applicable in the event  the 2005 Indenture is defeased, discharged or terminated for any reason.

(b) Terms Defined Elsewhere in this Indenture.

Defined in
Term	Section
“Affiliate Transaction”	4.08
“Application Date”	14.01
“Authentication Order”	2.02
“Calculation Date”	1.01
“Clause (6) Indebtedness”	6.01
“Conversion Date”	12.02
“Covenant Defeasance”	8.03
“Current Market Price per Depositary Unit”	12.11
“Depositary Unit Delivery Date”	12.07
“Depositary Unit Price Cap”	15.01
“Depositary Unit Price Threshold”	15.01
“Dilutive Issuance”	12.11
“DTC”	2.03
“Effective Date”	15.1
“Event of Default”	6.01
“Expiration Date”	12.11
“Expiration Time”	12.11
“Forced Conversion”	12.03
“Forced Conversion Date”	12.03
“Forced Conversion Equity Conditions Failure”	12.03
“Forced Conversion Notice”	12.03
“Forced Conversion Notice Date”	12.03
“Fundamental Change Company Notice	13.01
“Fundamental Change Conversion”	12.01
“Fundamental Change Repurchase”	13.01
“Fundamental Change Repurchase Notice”	13.01
“Fundamental Change Repurchase Period”	13.01
“Fundamental Change Repurchase Price”	13.01
“Interest Rate”	3.01
“Make-Whole Premium”	15.01
“Make-Whole Premium Table	15.01
“Notice of Conversion”	12.02
“Paying Agent”	2.03
“Poison Pill”	12.11
“Purchased Depositary Units	12.11
“Registrar”	2.03
“Trigger Event”	12.11
“Triggering Distribution”	4.07
“Triggering Distribution Threshold Amount”	4.07

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01 Form and Dating.

(a) General. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $600,000,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.06. Other than as set forth in the preceding sentence, the Company shall not issue any Notes under this Indenture.

The Notes shall be known and designated as the “Variable Rate Senior Convertible Notes Due 2013” of the Company. The principal amount shall be payable at the Maturity Date, or at the election of each Holder upon a Fundamental Change as provided for under this Indenture. The Notes shall rank pari passu with all unsecured and unsubordinated indebtedness of the Company, including, without limitation, the 8 1/8% Senior Notes and the 7 1/8% Senior Notes.

The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall not have the benefit of a sinking fund.

Except as provided in Article 14 hereof, the Notes may not be redeemed or prepaid in whole or in part at the option of the Company, at any time prior to the Maturity Date; provided, however that the Company and/or its Subsidiaries are not prohibited from purchasing Notes in privately negotiated or open market transactions, by tender offer or otherwise.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect conversions, exchanges, redemptions and repurchases. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(2) an Officers’ Certificate from the Company.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes up to the aggregate principal amount stated in such Authentication Order. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”) and an office or agency where Notes may be presented for conversion. The Registrar will keep a register of the Notes and of their transfer, repurchase, redemption, conversion and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and/or conversion agents. The term “Registrar” includes any co-registrar, the term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes and additional conversion agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar or Conversion Agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the

Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (3), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an

Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted

Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)  Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND THE SECURITY EVIDENCED HEREBY AND THE DEPOSITARY UNITS ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF AMERICAN REAL ESTATE PARTNERS, L.P. AND AMERICAN REAL ESTATE FINANCE CORP. THAT (A) SUCH SECURITY AND THE DEPOSITARY UNITS ISSUABLE UPON CONVERSION HEREOF MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO AMERICAN REAL ESTATE PARTNERS, L.P. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF AMERICAN REAL ESTATE PARTNERS, L.P. SO REQUESTS), (2) TO AMERICAN REAL ESTATE PARTNERS, L.P. OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. IF AT ANY TIME THE NEVADA GAMING COMMISSION FINDS THAT A HOLDER OF THIS SECURITY OR THE DEPOSITARY UNITS ISSUABLE UPON CONVERSION HEREOF IS UNSUITABLE TO CONTINUE TO OWN THE SECURITY (OR THE DEPOSITARY UNITS ISSUABLE UPON CONVERSION HEREOF), AMERICAN REAL ESTATE PARTNERS, L.P. SHALL HAVE THE RIGHT TO REQUIRE SUCH HOLDER TO DISPOSE OF SUCH SECURITY OR DEPOSITARY UNITS, AS APPLICABLE, AS PROVIDED BY THE GAMING LAWS OF THE STATE OF NEVADA AND THE REGULATIONS PROMULGATED THEREUNDER. ALTERNATIVELY, AMERICAN REAL ESTATE PARTNERS, L.P. SHALL HAVE THE RIGHT TO REDEEM THE SECURITY FROM THE HOLDER AT A PRICE SPECIFIED IN THE INDENTURE GOVERNING THE SECURITY. NEVADA GAMING LAWS AND REGULATIONS RESTRICT THE RIGHT UNDER CERTAIN CIRCUMSTANCES: (A) TO PAY OR RECEIVE ANY INTEREST UPON SUCH SECURITY; (B) TO EXERCISE, DIRECTLY OR THROUGH ANY TRUSTEE OR NOMINEE, ANY VOTING RIGHT CONFERRED BY SUCH SECURITY; OR (C) TO RECEIVE ANY REMUNERATION IN ANY FORM FROM AMERICAN REAL ESTATE PARTNERS, L.P., FOR SERVICES RENDERED OR OTHERWISE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)  Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF AMERICAN REAL ESTATE PARTNERS, L.P.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED

IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)  Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a Legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES AND/OR DEPOSITARY UNITS UPON CONVERSION HEREOF, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased, converted or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, or if any amount therein is repurchased, redeemed or converted, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1)  To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)  No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of conversion, repurchase, transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 9.04 and Article 13 hereof).

(3)  The Registrar will not be required to register the transfer of or exchange of any Note selected by the Holder for repurchase in whole or in part upon a Fundamental Change, except the unpurchased portion of any Note being repurchased in part.

(4)  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the

Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)  Neither the Registrar nor the Company will be required:

(A) to register the transfer of or to exchange any Notes surrendered in whole or in part for repurchase in connection with a Fundamental Change (and not withdrawn) except the portion of any such Note being repurchased in part;

(B) to register the transfer of or to exchange any Note surrendered for conversion at the option of the Holder in whole or in part, except the unconverted portion of any Note being converted in part;

(C) to register the transfer of or to exchange any Note selected in connection with a Forced Conversion in whole or in part, except the unconverted portion of any Note being converted in part; or

(D) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)  The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 9.02 or Article 12 hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

To the extent the principal amount of any Note is converted pursuant to Article 12 or 13, it ceases to be outstanding and interest on it ceases to accrue

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion, repurchase or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, conversion, repurchase, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices delivered, and as a convenience, to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption, repurchase or conversion and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption, repurchase or conversion shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3
INTEREST

Section 3.01 Interest Rate.

(a) Interest on the Notes shall be payable quarterly in arrears on each Interest Payment Date to Holders of record on the Record Date immediately preceding such Interest Payment Date. Interest on the Notes shall accrue at a rate (the “Interest Rate”) equal to LIBOR minus one and one-quarter percentage point (1.25%) per annum; provided, however, that the Interest Rate shall at no time be less than four percent (4%) per annum nor greater than five and one half percent (5.5%) per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The applicable Interest Rate in respect of the Notes shall be determined for each quarterly interest period on the last Trading Day of the immediately preceding quarterly period; provided that the initial Interest Rate shall be determined on April 4, 2007. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from April 5, 2007 until the principal amount of the Notes is paid or duly made available for payment.

(b) If prior to any Interest Payment Date, Additional Interest has accrued under the Registration Rights Agreement and not theretofore been paid in full, any such Additional Interest shall be due and payable on such Interest Payment Date, and shall be included in interest payable on such Interest Payment Date and shall be paid in the manner provided for herein for the payment of Interest Payments.

(c) Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Note shall be made by check mailed to the address of the

Holder specified in the register of Notes; provided, however, that, in respect of any Holder with an aggregate principal amount of Notes in excess of $2,000,000, at the request of such Holder in writing to the Company, interest on such Holder’s Notes shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least ten (10) days prior to the applicable Interest Payment Date. In the case of a permanent Global Note, interest payable on any Interest Payment Date will be paid to the Depositary, in respect of that portion of such permanent Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Note to the accounts of the beneficial owners thereof.

ARTICLE 4
COVENANTS

Section 4.01 Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m., Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Additional Interest, if any, then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes or cause the Trustee to furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and, if the SEC will not accept such a filing, shall post the reports on its website within those time periods.

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company shall post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

In addition, the Company agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it shall furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In addition, the Company agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it shall furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

So long as is required for offers and sales of the Notes to qualify for an exemption under Rule 144A under the Securities Act, the Corporation shall, upon request, provide the information required by Rule 144A(d)(4) to each Holder of Notes and to each beneficial owner and prospective purchaser of

Notes identified by each Holder of Notes, unless such information is furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act. For purposes of this Section 4.03, the Company will be deemed to have furnished or delivered reports to the Trustee and the Noteholders if (i) such reports are filed with the Commission via the EDGAR filing system, (ii) such reports are currently available, and (iii) the Corporation electronically delivers to the Trustee a link to the EDGAR filing each time the Company files such a report.

Section 4.04 Compliance Certificate.

(a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) So long as any of the Notes are outstanding, the Company shall comply with the notice delivery requirements of Section 314(b) of the TIA.

(d) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Dividends Paid on Depositary Units.

In case the Company shall declare a cash dividend or similar cash distribution in respect of any calendar quarter (a “Triggering Distribution”) in respect of its Depositary Units in an amount in excess of $0.10 per Depositary Unit (as adjusted for splits, reverse splits and/or stock dividends effected after the Issue Date - any such adjustment to be determined by the Company in good faith, absent manifest error) (the “Triggering Distribution Threshold Amount”), it shall at the same time as it makes such distribution to holders of the Depositary Units distribute to each Holder in respect of each $1,000 principal amount of the Notes held by such Holder on the applicable record date for such Triggering Distribution that amount obtained by multiplying (a) the amount of the Triggering Distribution per outstanding Depositary Unit as of such applicable record date in excess of the Triggering Distribution Threshold Amount by (b) the Conversion Rate in effect on the Business Day immediately prior to the record date for such distribution in respect of the Depositary Units. It is expressly understood that a stock buyback, repurchase or similar transaction or program shall in no event be considered a Triggering Distribution for purposes of this Section 4.07.

Section 4.08 Transactions with Affiliates.

(a) AREP shall not, and shall not permit any of its Subsidiaries (including any Guarantor) to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, any Affiliate of AREP (each, an “Affiliate Transaction”), unless:

(1)  the Affiliate Transaction is on terms that are not materially less favorable to AREP or the relevant Subsidiary (including any Guarantor) than those that would have been obtained in a comparable transaction by AREP or such Subsidiary (including any Guarantor) with an unrelated Person as determined in good faith by the Board of Directors of AREP; and

(2)  AREP delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of AREP set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.08 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of AREP; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to AREP or such Subsidiary (including any Guarantor) of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized standing.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.08(a):

(1)  any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by AREP or any of its Subsidiaries (including any Guarantor) in the ordinary course of business and payments pursuant thereto including payments or reimbursement of payments by API with respect to any such agreement, plan or arrangement entered into by API with respect to or for the benefit of officers or directors of API (other than any such agreements, plans or arrangements entered into by AREP or any of its Subsidiaries (including AREH) with Carl Icahn (other than employee benefit plans and officer or director indemnification agreements generally applicable to officers and directors of API, AREP or its Subsidiaries (including AREH)));

(2)  transactions between or among AREP, any Guarantor and/or their respective Subsidiaries (except any Subsidiaries of which Carl Icahn or Affiliates of Carl Icahn (other then AREP, AREH or their Subsidiaries) own more than 10% of the Voting Stock);

(3)  payment (or reimbursement of payments by API) of directors’ fees to Persons who are not otherwise Affiliates of AREP;

(4)  any issuance of Equity Interests (other than Disqualified Stock) and Preferred Unit Distributions of AREP to Affiliates of AREP;

(5)  Restricted Payments as defined in the 2005 Indenture that do not violate Section 4.07 thereof (and after the 2005 Indenture shall have been defeased, which would not have violated the 2005 Indenture if made on the day immediately preceding such defeasance);

(6)  transactions between AREP and/or any of its Subsidiaries (including any Guarantor), on the one hand, and other Affiliates, on the other hand, for the provision of goods or services in the ordinary course of business by such other Affiliates; provided that such other Affiliate is in the business of providing such goods or services in the ordinary course of business to unaffiliated third parties and the terms and pricing for such goods and services overall are not less favorable to AREP and/or its Subsidiaries (including AREH) than the terms and pricing upon which such goods and services are provided to unaffiliated third parties;

(7)  the provision or receipt of accounting, financial, management, information technology and other ancillary services to or from Affiliates, provided that AREP or its Subsidiaries (including any Guarantor) in the case of the provision of such services, are paid a fee not less than its out of pocket costs and allocated overhead (including a portion of salaries and benefits) and in the case of the receipt of such services, paid a fee not more than such Person’s out-of-pocket costs and allocated overhead (including a portion of salaries and benefits), in each case, as determined by AREP in its reasonable judgment;

(8)  the license of a portion of office space pursuant to (x) a license agreement entered into in July 2005, between AREP and an Affiliate of API, (y) a license arrangement which commenced in October 2006 between an Affiliate of the Principal and AREP, and (z) any renewal of either thereof ;

(9)  the payment to API and reimbursements of payments made by API of expenses relating to AREP’s, AREH’s or any Guarantors’ status as a public company;

(10)  payments by AREH, AREP or any Subsidiary to API in connection with services provided to AREH, AREP or any Subsidiary in accordance with the AREP Partnership Agreement; and

(11)  Any direct or indirect acquisition of capital stock or assets of Lear Corporation, American Railcar, Inc. or Philips Services Corporation, whether pursuant to a stock purchase, an asset purchase, a merger or otherwise.

Section 4.09 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its partnership or corporate or limited liability company existence, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company; and

(2) the rights (charter and statutory), licenses and franchises of the Company.

Section 4.10 Compliance with Law

AREP shall, and shall cause its Subsidiaries (including any Guarantor) to, comply in all material respects with all applicable laws, rules and regulations.

Section 4.11 No Investment Company

Neither AREP nor any Guarantor shall register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

ARTICLE 5
SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

(a) AREP will not: (x) consolidate or merge with or into another Person (whether or not AREP, is the surviving entity) or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of AREP in one or more related transactions, to another Person; unless:

(1)  either:

(A) AREP is the surviving entity, or

(B) the Person formed by or surviving any such consolidation or merger (if other than AREP) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)  the Person formed by or surviving any such consolidation or merger (if other than AREP) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of AREP under the Notes, this Indenture and the Registration Rights Agreement and upon such assumption such Person will become the successor to, and be substituted for, AREP hereunder and thereunder and all references to AREP in each thereof shall then become references to such Person and such Person shall thereafter be able to exercise every right and power of AREP hereunder and thereunder;

(3)  immediately after such transaction no Default or Event of Default exists; and

(4)  AREP has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, which may be an opinion of in-house counsel of AREP or an Affiliate, each stating that such transaction complies with the terms of this Indenture.

Clauses (1) or (2) above will not apply to, or be required to be complied with in connection with, any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREP’s properties or assets to:

(1)  an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change AREP into a corporation or other form of business entity or to change the jurisdiction of formation of AREP and such transaction does not cause the realization of any material federal or state tax liability that will be paid by AREP or any of its Subsidiaries (including AREH). For purposes of this paragraph (1), the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Tangible Net Worth of AREP and its Subsidiaries (including AREH) on a consolidated basis; or

(2)  any Person; provided that AREP receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of such relevant agreement of at least $1.0 billion for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREP’s properties or assets. In any transaction referred to in this clause (2), and subject to the terms and conditions thereof, the Trustee shall, without the need of any action by the Holders, (x) confirm that such other Person shall not be liable for and shall release such other Person from any obligation of AREP’s under this Indenture and the Notes and (y) release any Guarantor from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

In addition, AREP may not lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. In the case of a lease of all or substantially all of the assets of AREP, AREP will not be released from its obligations under the Notes or this Indenture, as applicable.

(b) AREH will not: (x) consolidate or merge with or into another Person (whether or not AREH, is the surviving entity) or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of AREH in one or more related transactions, to another Person; unless:

(1)  either: (i) AREH is the surviving entity, or (ii) the Person formed by or surviving any such consolidation or merger (if other than AREH) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)  the Person formed by or surviving any such consolidation or merger (if other than AREH) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of AREH under the Note Guarantee (and becomes a Guarantor), the Notes, this Indenture and the Registration Rights Agreement, and upon such assumption such Person will become the successor to, and be substituted for, AREH hereunder and thereunder, and all references to AREH in each thereof shall than become references to such Person and such Person shall thereafter be able to exercise every right and power of AREH hereunder and thereunder;

(3)  immediately after such transaction no Default or Event of Default exists; and

(4)  AREH has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel which may be an opinion of in-house counsel of AREP or an Affiliate, each stating that such transaction complies with the terms of this Indenture.

Clauses (1) or (2) above will not apply to, or be required to be complied with in connection with, any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREH’s properties or assets to:

(1)  an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change AREH into a corporation or other form of business entity or to change the jurisdiction of formation of AREH and such transaction does not cause the realization of any material federal or state tax liability that will be paid by AREP or any of its Subsidiaries (including AREH). For purposes of this paragraph (1), the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Tangible Net Worth of AREP and its Subsidiaries (including AREH) on a consolidated basis;

(2)  any Person; provided that AREP receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of such relevant agreement of at least $1.0 billion for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREH’s properties or assets; or

(3)  any Person; provided that AREH receives consideration in Cash Equivalents and marketable securities with an aggregate Fair Market Value determined at the time of the execution of such relevant agreement of at least $1.0 billion for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of AREH’s properties or assets and AREH remains a Subsidiary of AREP.

In any transaction referred to in clause (2) or (3) above, and subject to the terms and conditions thereof, the Trustee shall, without the need of any action by the Holders, (x) confirm that such other Person shall not be liable for and shall release such other Person from any obligation of AREP’s or AREH’s under this Indenture, the Notes and the Note Guarantees, and (y) release any Guarantor from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

(c) This Section 5.01 will not apply to:

(1)  any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among AREP, AREH or any one or more Guarantors; or

(2)  any sale, assignment, transfer, conveyance or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents, or any purchase of property and assets, including, without limitation, securities, debt obligations or Capital Stock, with Cash Equivalents.

Section 5.02 Relief from Obligation.

Except as provided in the Indenture, neither AREP nor AREH shall be relieved from the obligation to pay the principal of and interest on the Notes.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following is an “Event of Default”:

(1)  the Company defaults for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes or under any Note Guarantee;

(2)  the Company defaults in the payment when due and payable (at maturity, upon repurchase or otherwise) of the principal of, or premium, if any (including any Make-Whole Premium), on the Notes or under any Note Guarantee;

(3)  failure by the Company to comply with the provisions of Article 13 hereof;

(4)  the Company or any Guarantor fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes or the Note Guarantee for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes voting as a single class;

(5)  any default under any mortgage, indenture or instrument (other than the Indebtedness covered by clause (6) below) under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Guarantor or default on any Guarantee by the Company or any Guarantor of Indebtedness, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default:

(A) is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness as to which AREP or any Guarantor is obligated to pay, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity as to which AREP or any Guarantor is obligated to pay, aggregates $10.0 million or more;

(6)  any default under any of (i) the 8 1/8% Senior Notes, (ii) the 7 1/8% Senior Notes, (iii) the 2004 Indenture, (iv) the 2005 Indenture, (v) any other unsecured Indebtedness as to which AREP or any Guarantor is obligated to pay, aggregates $10.0 million or more or (vi) any documentation governing the terms of any such Indebtedness (collectively, the “Clause (6) Indetbedness”), in any such case: (A) which default results in the acceleration (which acceleration has not been rescinded or otherwise withdrawn) of such Clause (6) Indebtedness prior to its express maturity or (B) if such default is waived by the applicable required holders and/or lenders as required by the documentation governing the terms of such Clause (6) Indebtedness (in respect of which waiver negotiations Holders shall have no rights), any consideration paid in respect of any such waiver to such holders and/or lenders, as applicable shall not have been simultaneously paid proportionately to the Holders (i.e. if $x is paid per $1000 of principal amount of note or outstanding amount of such Clause (6) Indebtedness in connection with a waiver of a default thereunder, the Holders will each receive $x per $1000 outstanding principal amount of the Notes in respect of such waiver);

(7)  the Company’s (i) failure to cure a Conversion Failure by delivery of the required number of Depositary Units within ten (10) Business Days after the applicable Conversion Date or Forced Conversion Date or (ii) notice, written or oral, to any Holder, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into Depositary Units that are tendered in accordance with the provisions of this Indenture;

(8)  failure by the Company or any Guarantor to pay final judgments aggregating in excess of $10.0 million, which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days after such judgment becomes a final judgment;

(9)  except as permitted by this Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or AREH or any other Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

(10)  the Company or any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; or

(11)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

(D) and the order or decree remains unstayed and in effect for 60 consecutive days.

(b) Notwithstanding the foregoing, for so long as any Clause (6) Indebtedness is outstanding, if the Company pays any consideration in respect of any waiver to holders and/or lenders, as applicable, under any Clause (6) Indebtedness, it shall simultaneously pay the same consideration proportionately to the Holders (i.e. if $x is paid per $1000 of principal amount of note or outstanding amount of such Clause (6) Indebtedness in connection with a waiver thereunder, the Holders will each receive $x per $1000 outstanding principal amount of the Notes in respect of such waiver).  Without limiting the foregoing, (i) if an Event of Default of the type described in Section 6.01(a)(5) or (8) is waived by the applicable required holders as required by the documentation governing the terms of such Clause (6) Indebtedness (in respect of which waiver negotiations Holders shall have no rights), the same Event of Default will be deemed waived by the Holders, or (ii) if compliance with any provision in any such Clause (6) Indebtedness is waived by the applicable required holders as required by the documentation governing the terms of such Clause (6) Indebtedness (in respect of which waiver negotiations Holders shall have no rights), any comparable provision of this Indenture will be deemed waived by the Holders, in either such case provided that the Company shall have complied with the provisions of the immediately preceding sentence.

Section 6.02 Acceleration.

In the case of an Event of Default specified in clause (10) or (11) of Section 6.01(a) hereof, with respect to the Company, any Guarantor that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived.

Notwithstanding the foregoing, in the event that the Notes are accelerated pursuant to this Section 6.02 as a result of an Event of Default specified in clause (6) of Section 6.01(a), or for so long as any Clause (6) Indebtedness is outstanding, clause (5) or (8) of Section 6.01(a), such acceleration shall automatically be rescinded, without further action of the Holders or the Trustee, if (a) either (i) the default that triggered such Event of Default is cured or waived or (ii) the acceleration of any Indebtedness that triggered such Event of Default is rescinded or otherwise withdrawn, and (b) any consideration paid to holders and/or lenders of Clause (6) Indebtedness in respect of any such waiver or rescission referred to in the preceding clause (a) shall have been simultaneously paid proportionately to the Holders (i.e. if $x is paid per $1000 of principal amount of note or outstanding amount of such Clause (6) Indebtedness in connection with a waiver of a default thereunder, the Holders will each receive $x per $1000 outstanding principal amount of the Notes in respect of such waiver).

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1)  such Holder gives to the Trustee written notice that an Event of Default is continuing;

(2)  Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)  such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)  during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase) or any Fundamental Change Settlement Date, as applicable, and to convert the Notes in accordance with Article 12, or to bring suit for the enforcement of any such payment or conversion right on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice shall have been given to the Trustee in accordance with the terms of this Indenture, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge or of which written notice shall have been given to the Trustee in accordance with the terms of this Indenture:

(1)  the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, the Trustee will examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture, but shall not verify the contents thereof.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)  this paragraph does not and shall not be construed to limit the effect of paragraph (b) of this Section 7.01;

(2)  the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)  the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

The Trustee shall not be required to examine any of the reports, information or documents delivered to it under this Indenture to determine whether there has been any breach of the covenants of the Company contained herein, except that if any breach or default is expressly stated in any such reports, information or documents, the Trustee shall be deemed to have actual knowledge of such breach or default.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor will be sufficient if signed by an Officer of the Company or any Guarantor, as applicable.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Securities as to the time,

method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and, subject to TIA §310(b), may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Note Guarantee, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such Responsible Officer has actual knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15, 2008, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements, costs and expenses of the Trustee’s agents, consultants and counsel (including the costs and expenses of collection on the Notes and the Note Guarantees and the enforcement and administration of any right or remedy or observing any of its duties under this Indenture).

(b) The Company and each Guarantor will indemnify the Trustee and hold the Trustee harmless against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and each Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, each Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except any such loss, liability or expense attributable to its negligence or bad faith. The Trustee will notify the Company and each Guarantor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and each Guarantor will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Company and each Guarantor under this Section 7.07 shall constitute additional Indebtedness hereunder and will survive the satisfaction and discharge of this Indenture.

(d) To secure the Company’s and each Guarantor’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) The Company’s and the Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(10) or (11) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)  the Trustee fails to comply with Section 7.10 hereof;

(2)  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)  a custodian or public officer takes charge of the Trustee or its property; or

(4)  the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Company for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8
COVENANT DEFEASANCE

Section 8.01 Company May Effect Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have Section 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Legal defeasance of the Notes shall only occur upon satisfaction and discharge of the Notes as set forth in Article 11.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise of the option under Section 8.01 hereof applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.08, 4.10 and 4.11 hereof, Section 5.01(a)(4) and Section 5.01(b)(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01(a) hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3) through 6.01(a)(6) hereof will not constitute Events of Default.

Section 8.04 Conditions to Covenant Defeasance.

In order to exercise Covenant Defeasance under Section 8.03 hereof:

(1)  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Additional Interest, if any, on the outstanding Notes on the Maturity Date, and interest in an amount equal to five and one half percent (5.5%) of the principal amount of the outstanding Notes through the Maturity Date, and the Company must specify whether the Notes are being defeased to such stated date for payment;

(2)  the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, substantially in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(3)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4)  such Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(5)  the Company must deliver to the Trustee an Opinion of Counsel, containing customary assumptions and exceptions, to the effect that upon and immediately following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable law;

(6)  the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)  the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Covenant Defeasance.

Section 8.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.03 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Additional Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees without the consent of any Holder of a Note:

(1)  to cure any ambiguity, defect or inconsistency;

(2)  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)  to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 hereof;

(4)  to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

(5)  to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)  to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(7)  to decrease the Conversion Price of the Notes; provided, however, that such decrease shall be in accordance with the terms of this Indenture or shall not adversely affect the interests of the Holders;

(8)  to amend, modify, revise or supplement this Indenture to conform to any amendments, modifications, revisions or supplements made to any Clause (6) Indebtedness in respect of any provisions therein for which there are substantially identical provisions in this Indenture, including without limitation with respect to analogous provisions in Articles 8, 10 and 16, only to the extent that any such amendments, modifications, revisions or supplements are more favorable or beneficial to the holders of such notes and the Holders; or

(9)  to allow any Guarantor to enter into a supplemental indenture and/or execute a Note Guarantee with respect to the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Article 13 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

No consideration shall be offered or paid to any Holder to amend or consent to a waiver or modification of any provision of any of this Indenture or the Notes unless the same consideration also is offered to all Holders.

It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)  reduce the principal of or change the fixed maturity of any Note or alter or waive the provisions with respect to the redemption of the Notes;

(3)  reduce the rate of or change the time for payment of interest on any Note;

(4)  make any change that impairs or adversely affects the conversion rights of any Note;

(5)  except as expressly provided in this Indenture, change the Conversion Price;

(6)  reduce the Fundamental Change Repurchase Price or the Make-Whole Premium of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(7)  modify the provisions in respect of the right of Holders to cause the Company to repurchase Notes upon a Fundamental Change in a manner adverse to Holders;

(8)  waive a Default or Event of Default in the payment of principal of, premium or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(9)  make any Note payable in money other than that stated in the Notes;

(10)  make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

(11)  waive a redemption payment with respect to any Note;

(12)  change the ranking of the Notes in a manner adverse to the Holders;

(13)  release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(14)  make any change in this Article 9 relating to the amendment and waiver provisions.

Section 9.03 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of AREP approves it. In executing any amended or supplemental indenture, the Trustee shall not be under any responsibility to determine the correctness of any provisions contained therein, and will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 16.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.06 Amendments, Modifications, Revisions or Supplements to Senior Notes

(a) If, at any time, the provisions of the 8 1/8% Senior Notes, the 7 1/8% Senior Notes, the 2004 Indenture or the 2005 Indenture are amended, modified, revised or supplemented in any manner that is favorable or beneficial to the holders of such notes and in respect of any provisions therein for which there are substantially identical provisions in this Indenture, the Company and the Trustee shall, in accordance with this Article 9, including without limitation, Section 9.01, enter into a supplemental indenture amending, modifying, revising or supplementing this Indenture in an identical manner and no action by the Holders shall be required hereunder for the execution or effectiveness of such supplemental indenture.

(b) If, at any time, the provisions of the 8 1/8% Senior Notes, the 7 1/8% Senior Notes, the 2004 Indenture or the 2005 Indenture are amended, modified, revised or supplemented in any manner that is adverse to the holders of such notes and in respect of any provisions therein for which there are substantially identical provisions in this Indenture, the Holders shall have the right, in their sole discretion and in accordance with this Article 9, including without limitation, Section 9.02, to cause this Indenture to be amended, modified, revised or supplemented in an identical manner. Upon any such amendment, modification, revision or supplement of the 8 1/8% Senior Notes or the 7 1/8% Senior Notes, the Company shall, or shall cause the Trustee, in the name and at the expense of the Company to provide the Holders with a notice describing such amendment, modification, revision or supplement accompanied by a request to the Holders that such Holders consent to the same amendment, modification, revision or supplement of this Indenture.

(c) No consideration shall be offered or paid to any holder of the 8 1/8% Senior Notes or the 7 1/8% Senior Notes to amend, modify, revise or supplement any provision of any of such notes, the 2004 Indenture or the 2005 Indenture, as applicable, for which there are substantially identical provisions in the Notes or this Indenture, unless the same consideration also is offered to the Holders of Notes under this Indenture. No consideration shall be offered or paid to any holder of the 8 1/8% Senior Notes or the 7 1/8% Senior Notes to waive any default or event of default thereunder or to consent to any non-compliance with any provision of any of such notes, the 2004 Indenture or the 2005 Indenture, as applicable, unless there shall be paid to the Holders (at the same time and in the same manner) proportional consideration (i.e. for every $x paid per $1000 of principal amount of 7 1/8% Senior Notes or 8 1/8% Senior Notes outstanding amount in connection with such a waiver or consent, the Holders will each receive $x per $1000 outstanding principal amount of the Notes).

ARTICLE 10
NOTE GUARANTEES

Section 10.01. Guarantee.

(a) Subject to this Article 10, each Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each Guarantor will pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Each Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between any Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by each Guarantor for the purpose of this Note Guarantee. Each Guarantor will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03. Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.

(e) Except as otherwise provided in Section 10.05 hereof and subject to 10.04(b) hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)  immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)  subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clause 2 above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

(f) Notwithstanding the foregoing, any merger or consolidation of AREH (or an Affiliate referred to in clause (1) of the second paragraph of Section 5.01(b) or any Person that is the successor of AREH or any such successor ad infinitum) or any sale of all or substantially all of AREH’s assets (or of an Affiliate referred to in clause (1) of the second paragraph of Section 5.01(b) or any Person that is the successor of AREH or any such successor ad infinitum) shall be governed by Section 5.01(b) hereof and Section 10.04(a) shall not apply to any such transaction.

Section 10.05. Releases.

(a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or another Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the entity acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

(b) Upon satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01  Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees issued hereunder, when:

(1)  either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to AREP, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation (1) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (2) will become due and payable within one year or (3) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the reasonable expense of the Company, and the Company or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal and premium, if any, and accrued but unpaid interest to the date of maturity or redemption;

(2)  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

(3)  the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(4)  the Company or any Guarantor have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02  Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium or Additional Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
CONVERSION

Section 12.01 Conversion Privilege.

(a) Conversion. Subject to the further provisions of this Article 12, at any time or times after the Issuance Date and prior to the close of business on the Business Day prior to the Maturity Date, a Holder may convert all or any portion of the principal amount of such Holder’s Notes (in principal amounts of $1,000 or any integral multiple of $1,000 in excess thereof) into Depositary Units at the Conversion Rate then in effect.

(b) Conversion Period. Notwithstanding the foregoing, if such Note is presented for repurchase pursuant to Article 13, such conversion right shall terminate at the close of business on the last day of the Fundamental Change Repurchase Period for such Note (unless the Company shall default on payment when due, in which case the conversion right shall extend to the close of business on the date such default is cured and such Note is repurchased).

(c) Fundamental Change Conversion. The conversion by the Holder following its receipt of a Fundamental Change Company Notice during the Fundamental Change Repurchase Period shall be a “Fundamental Change Conversion”. In connection with a Fundamental Change Conversion, the Holder shall be entitled to receive a Make-Whole Premium in accordance with Article 15.

(d) Rights of Holders. Unless otherwise provided herein, a Holder of Notes is not entitled to any rights of a holder of Depositary Units until such Holder has converted its Notes to Depositary Units, and only to the extent such Notes are deemed to have been converted into Depositary Units pursuant to this Article 12.

Section 12.02 Conversion Procedure.

(a) To convert a Note (or any portion thereof) into Depositary Units (other than in respect of a Forced Conversion, the procedures for which are set forth below) on any date (the “Conversion Date”), a Holder must (i) complete and manually sign a Notice of Conversion in the form attached hereto as Exhibit F (or a facsimile of the conversion notice) specifying the principal amount of such Note such Holder seeks to convert and deliver such notice (the “Notice of Conversion”) to a Conversion Agent, (ii) surrender the Note to a Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (iv) pay any transfer or similar tax, if required. Anything herein to the contrary notwithstanding, in the case of Global Notes, a Notice of Conversion shall be delivered and such Notes shall be surrendered for conversion in accordance with the rules and procedures of the Depositary as in effect from time to time.

(b) If the last day on which Note may be converted is not a Business Day in a place where a Conversion Agent is located, the Notes may be surrendered to that Conversion Agent on the next succeeding Business Day.

(c) Holders that have already delivered a Fundamental Change Repurchase Notice in respect of a Note may not surrender such Note for conversion until the Fundamental Change Repurchase Notice has been withdrawn in accordance with the procedures set forth in Article 13.

(d) All Notes or portions thereof surrendered for conversion during the period from the close of business on a Record Date to the opening of business on the immediately following Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount of the Notes being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. Notwithstanding the foregoing, upon any conversion pursuant to this Article 12, the Company shall pay to the applicable Holder the amount of accrued and unpaid interest and Additional Interest, if any, on the principal amount of the Notes so converted in accordance with Section 12.06.

Section 12.03 Company’s Right to Require Conversion; Notices to Trustee.

(a) The Company may, at its option, automatically convert all or a portion of the Notes (a “Forced Conversion”) at any time on or after April 5, 2009 and prior to the Maturity Date if: (i) the VWAP per Depositary Unit has exceeded One Hundred Fifty percent (150%) of the Conversion Price then in effect for at least twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days ending within five (5) Trading Days of the Forced Conversion Notice Date; and (ii) the Equity Conditions shall have been satisfied as of the date of the Forced Conversion Notice. The Holders shall be entitled to receive a Make-Whole Premium in accordance with Article 15 for any Forced Conversion which occurs following the public announcement of a Fundamental Change during the applicable Fundamental Change Repurchase Period. Notwithstanding anything herein to the contrary, if at any time during the Forced Conversion Period, the Equity Conditions are no longer satisfied (a “Forced Conversion Equity Conditions Failure”), the Company shall provide a notice to the Trustee and each Holder of such failure and, unless the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes waive such failure, the Company shall be required to withdraw the Forced Conversion Notice.

(b) If the Company elects to convert all or a portion of the principal amount of the Notes pursuant to this Section 12.03, the Company, or at its request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall send or cause to be sent a notice (the “Forced Conversion Notice”) of the Forced Conversion not more than thirty (30) days and not less than ten (10) days before the Forced Conversion Date (the “Forced Conversion Notice Date”) to the Holders at their last addresses as they shall appear upon the register of the Notes. Except as required by Section 12.03(a), such notice shall be irrevocable. Any notice that is sent in the manner herein provided shall be deemed given upon such Holder’s actual receipt of the Forced Conversion Notice.

(c) The Forced Conversion Notice shall identify the Notes to be converted and shall state:

(1)  the date on which a Forced Conversion will become effective (the “Forced Conversion Date”);

(2)  the CUSIP number of the Notes;

(3)  the place or places where the Notes (if such Notes are held other than in global form) are to be surrendered for conversion;

(4)  the Conversion Price then in effect;

(5)  the name and address of the Conversion Agent;

(6)  if fewer than all the outstanding Notes are to be converted, the certificate number (if such Notes are held other than in global form) and principal amounts of the particular Notes to be converted;

(7)  that, unless the Company fails to issue the Depositary Units in respect of the Notes subject to the Forced Conversion and interest and Additional Interest, if applicable, interest will cease to accrue on and after the Forced Conversion Date in respect of the Notes to be redeemed; and

(8)  whether a Make-Whole Premium is required to be paid by the Company upon any Forced Conversion occurring after the public announcement of a Fundamental Change.

In case the Notes are to be converted in part only, the Forced Conversion Notice shall state the portion of the principal amount thereof to be converted and shall state that on and after the Forced Conversion Date, upon surrender of such Notes (if such Notes are held other than in global form), a new Note or Notes in a principal amount equal to the unconverted portion thereof will be issued.

Concurrently with the mailing of any such Forced Conversion Notice (or any withdrawal of such Forced Conversion Notice or notice of a Forced Conversion Equity Conditions Failure), the Company shall file a Form 8-K with the SEC, the form and content of which shall be determined by the Company in good faith, but in its sole discretion, and in accordance with applicable securities laws.

(d) During the period beginning on the Forced Conversion Date and ending on the date thirty (30) days thereafter, the Company shall not publicly offer to sell any Capital Stock (or securities convertible into, or exchangeable for, Capital Stock) of the Company (other than Depositary Units issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing prior to such Forced Conversion Date or pursuant to then outstanding options, warrants or rights, including the Preferred Units), or publicly offer to sell or grant options, rights or warrants with respect to any Capital Stock or securities convertible into or exercisable or exchangeable for Capital Stock (other than the grant of options pursuant to option plans existing prior to such Forced Conversion Date). The foregoing sentence shall not apply to (i) the issuance of Depositary Units upon conversion of any of the Notes, (ii) in connection with any employee benefit plan which has been approved by the Board of Directors of the general partner of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company, (iii) the issuance by the Company of any Depositary Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (provided that the terms relating to pricing of the number of Depositary Units issuable upon exercise of such options or warrants are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this paragraph, (iv) the sale of Depositary Units in a bona fide firm commitment underwritten offering with a nationally recognized underwriter if the price per share in such offering exceeds 115% of the Conversion Price (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”); (v) the entry into an agreement to issue, and the issuance of, Depositary Units, other equity securities of the Company or equity equivalents in exchange for assets or equity securities of another entity to be acquired by the Company, the primary purpose of which is not to raise equity capital, and (vi) the issuance of Preferred Units distributed (A) as dividends on Preferred Units which are currently outstanding or (B) to satisfy any redemption obligation in respect of Preferred Units which are currently outstanding or which are issued as dividends in respect thereof.

Section 12.04 Selection of Notes to be Converted.

If less than all the Notes are to be converted pursuant to a Forced Conversion, the Trustee (or the Depositary, if the Notes are held in global form) shall select the Notes to be converted pro rata or by lot (so long as such method is not prohibited by the rules of any stock exchange on which the Notes are then listed). The Trustee or the Depositary, as applicable, shall make the selection within seven (7) days following its receipt of the notice from the Company delivered pursuant to Section 12.03(b) from outstanding Notes and shall notify the Company of its selection.

Notes and portions of them the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000.

If any Note selected for Forced Conversion is converted at the election of the Holder in part before termination of the conversion right in respect of the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for Forced Conversion. Notes which have been converted during a selection of Notes subject to Forced Conversion may be treated by the Trustee or Depositary, as applicable, as outstanding for the purpose of such selection.

Section 12.05 Delivery by Holders of Notes Subject to Forced Conversion.

All Notes subject to Forced Conversion (if such Notes are held other than in global form) shall be delivered to the Company to deliver to the Trustee to be canceled. Failure to deliver such Notes shall not affect their cancellation. In case any Note of a denomination greater than One Thousand United States Dollars ($1,000) shall be surrendered for partial conversion, and subject to Section 2.02, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Holder of Notes so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

Section 12.06 Deposit of Interest and Additional Interest.

On or prior to 10:00 a.m., Eastern Time on the Forced Conversion Date or within three (3) Trading Days following any other Conversion Date, as applicable, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04) interest accrued on the Notes being converted on the applicable Conversion Date or Forced Conversion Date, as applicable, and Additional Interest, if any, thereon to such date. The Trustee or the Paying Agent (or, if the Company is acting as its own Paying Agent, the Company), shall pay such interest and Additional Interest, if any, to the converting Holder no later than the third Business Day after (a) the Conversion Date or (b) receipt of the Notes delivered as required by Section 12.05, in the case of a Forced Conversion.

Section 12.07 Delivery of Depositary Units.

The Company will, as soon as practicable after the Conversion Date, but in no event later than three (3) Trading Days following the delivery of a Notice of Conversion or on the Forced Conversion Date, as applicable (each, a “Depositary Unit Delivery Date”) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates for the number of full Depositary Units to which such Holder shall be entitled. The Person or Persons entitled to receive such Depositary Units upon such conversion shall be treated for all purposes as the record holder or holders of such Depositary Units, as of the close of business on Conversion Date or Forced Conversion Date, as applicable; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the Depositary Units upon such conversion as the record holder or holders of such Depositary Units on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Depositary Units as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion in full of a Note, such Person shall no longer be a Holder of such Note. Except as otherwise provided in Section 12.11, no payment or adjustment will be made for dividends or distributions on Depositary Units issued upon conversion of a Note.

Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, as soon as practicable, a new Note equal in principal amount to the unconverted portion of the Note surrendered.

Section 12.08 No Fractional Units.

The Company shall not issue any fraction of a Depositary Unit upon any conversion. If the issuance would result in the issuance of a fraction of a Depositary Unit, the Company shall round such fraction of a Depositary Unit to the nearest whole unit.

Section 12.09 Taxes on Conversion.

If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on, or in respect of, the issuance or delivery to such Holder of Depositary Units upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the Depositary Units to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Depositary Units being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the Depositary Units are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 12.10 Company to Provide Depositary Units.

(a) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Depositary Units, a sufficient number of Depositary Units to permit the conversion of all outstanding Notes into Depositary Units (including after taking into account any adjustments to the Conversion Price pursuant to Section 12.11).

(b) All Depositary Units delivered upon conversion of the Notes shall be newly issued units, shall be duly authorized and validly issued, and shall be free from preemptive rights and free of any lien or adverse claim, other than any lien or claim created by the Holder thereof.

(c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of Depositary Units upon conversion of Notes, if any, and will list or cause to have quoted such Depositary Units on any Eligible Market. Any Depositary Units issued upon conversion of a Note hereunder which at the time of conversion was a Restricted Definitive Note or a Restricted Global Note will remain a Restricted Definitive Note or a Restricted Global Note, as applicable.

Section 12.11 Adjustment of Conversion Price.

The Conversion Price shall be adjusted from time to time by the Company as follows:

(a) Upon the completion of the first Offering that is executed at a price per Depositary Unit that is less than $_________1  (as adjusted for splits, reverse splits and/or stock dividends effected prior to the date of such Offering in respect of the Depositary Units - any such adjustment to be determined by the Company in good faith, absent manifest error), the Conversion Price will be adjusted so that it equals 115% of the price per Depositary Unit at which Depositary Units were offered (as reflected on the applicable registration statement) by the Company in the Offering. If (and only if) no Offering occurs within 18 months after the date Notes are first issued hereunder, the Conversion Price will adjusted so that it equals 115% of the arithmetic average of the VWAP per Depositary Unit of the Depositary Units on the thirty (30) Trading Days ending on October 5, 2008; provided that after giving effect to such adjustment, the Conversion Price as adjusted would be less than $132.595 (as adjusted for splits, reverse splits and/or stock dividends effected prior to the date of such Offering in respect of the Depositary Units - any such adjustment to be determined by the Company in good faith, absent manifest error). Notwithstanding the preceding contingent adjustments, in no event will the Conversion Price be adjusted pursuant to this Section 12.11(a) to a Conversion Price that is less than $105.00 (as adjusted for splits, reverse splits, and/or stock dividends effected prior to the date of such Offering in respect of the Depositary Units - any such adjustment to be determined by the Company in good faith, absent manifest error) per Depositary Unit.

(b) In case the Company shall (i) pay a dividend on its Depositary Units in Depositary Units, (ii) make a distribution on its Depositary Units in Depositary Units, (iii) subdivide its outstanding Depositary Units into a greater number of units, or (iv) combine its outstanding Depositary Units into a smaller number of units, the Conversion Price in effect immediately prior thereto shall be adjusted so that the

[1]	Insert the arithmetic average of the VWAP for Depositary Units for the ten (10) Trading Days ending on April 4, 2007.

Holder of any Note thereafter surrendered for conversion shall be entitled to receive that number of Depositary Units which it would have owned had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (c) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(c) In case the Company shall issue or declare rights, options or warrants (other than pursuant to a Poison Pill) to all holders of its Depositary Units entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase Depositary Units (or securities convertible into or exercisable or exchangeable for Depositary Units) at a price per unit (or having a conversion, exercise or exchange price per unit) less than the Current Market Price per Depositary Unit on the record date with respect to such issuance, (or if no such record date is fixed, the Business Day immediately prior to the date of announcement of such issuance) (treating the conversion, exercise or exchange price per unit of the securities convertible into or exercisable or exchangeable for Depositary Units as equal to (x) the sum of (i) the price for a unit of the security convertible into or exercisable or exchangeable for Depositary Units and (ii) any additional consideration initially payable upon the conversion of such security into or exercise or exchange of such security for Depositary Units divided by (y) the number of Depositary Units initially underlying such security), the Conversion Price in effect shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such record date (or if no such record date is fixed, the applicable Business Day) by a fraction of which:

(1)  the numerator of which shall be the number of Depositary Units outstanding on the close of business on the record date (or is no such record date is fixed, the date of announcement of such issuance), plus the number of units which the aggregate offering price of the total number of units so offered for subscription or purchase (or the aggregate conversion, exercise or exchange price of the securities so offered) would purchase at such Current Market Price per Depositary Unit; and

(2)  the denominator of which shall be the number of Depositary Units outstanding at the close of business on the record date (or is no such record date is fixed, the date of announcement of such issuance), plus the total number of additional Depositary Units so offered for subscription or purchase (or into which the securities so offered are convertible, exercisable or exchangeable).

Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective on the day following the date of announcement of such issuance. To the extent that Depositary Units (or securities convertible into or exercisable or exchangeable for Depositary Units) are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights, option or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Depositary Units (or securities convertible into or exercisable or exchangeable for Depositary Units) actually delivered. In the event that such rights, options or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the announcement of such issuance had not been made.

(d) In case the Company shall declare a distribution in respect of its Depositary Units of any Capital Stock of the Company (other than Depositary Units), evidences of indebtedness or other non-cash assets (including securities of any person other than AREP but excluding (1) dividends or distributions paid exclusively in cash, (2) dividends or distributions referred to in Section 12.11(b) or (3) distributions made in connection with the liquidation, dissolution or winding up of the Company), or shall declare a distribution to all holders of its Depositary Units of rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants referred to in Section 12.11(c) and also excluding the distribution of rights to all holders of Depositary Units pursuant to a Poison Pill or the detachment of such rights to the extent set forth in the second following paragraph), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which:

(1)  the numerator of which shall be the Current Market Price per Depositary Unit on such record date, less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to Trustee) of the portion of the distributed assets so distributed applicable to one Depositary Unit (determined on the basis of the number of Depositary Units outstanding on the record date); and

(2)  the denominator of which shall be such Current Market Price per Depositary Unit on such record date mentioned below.

Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Subject to the terms of the first paragraph of this Section 12.11(d):

(i) in the event that the Company has in effect a preferred shares/units rights plan (“Poison Pill”), upon conversion of the Notes into Depositary Units, to the extent that the Poison Pill is still in effect upon such conversion, the Holders will receive, in addition to the Depositary Units, the rights described therein (whether or not the rights have separated from the Depositary Units at the time of conversion), subject to the limitations set forth in the Poison Pill. If the Poison Pill provides that upon separation of rights under such plan from the Company’s Depositary Units that the Holders would not be entitled to receive any such rights in respect of the Depositary Units issuable upon conversion of the Notes, the Conversion Price will be adjusted as provided in this Section 12.11(d) (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Poison Pill that would allow a Holder to receive upon conversion, in addition to the Depositary Units, the rights described therein (whether or not the rights have separated from the Depositary Units at the time of conversion), shall not constitute a distribution of rights, options or warrants pursuant to this Article 12.

(ii) Rights, options or warrants distributed by the Company to all holders of Depositary Units entitling the holders thereof to subscribe for or purchase Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such Depositary Units; (B) are not exercisable; and (C) are also issued in respect of future issuances of Depositary Units, shall be deemed not to have been distributed for purposes of this Section 12.11 (and no adjustment to the Conversion Price under this Section 12.11 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this Section 12.11(d). If any such right or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date in respect of new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any

Trigger Event or other event (of the type described in the preceding sentence) in respect thereof that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 12.11 was made, in the case of any such rights, options or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per unit redemption or repurchase price received by a holder or holders of Depositary Units in respect of such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Depositary Units as of the date of such redemption or repurchase.

(e) In case the Company or any of its Subsidiaries shall purchase any Depositary Units (as defined below) by means of a tender offer, then, effective immediately prior to the opening of business on the day after the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which:

(1)  the numerator shall be the product of the number of Depositary Units outstanding (including Purchased Depositary Units (as defined below) but excluding any units held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the Current Market Price per Depositary Unit (as determined in accordance with Section 12.11(f)); and

(2)  the denominator shall be the sum of (x) the aggregate consideration (determined as set forth below) payable to stockholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender offer) of all units validly tendered and not withdrawn as of the Expiration Time (the units deemed so accepted, up to any such maximum, being referred to as the “Purchased Depositary Units”) and (y) the product of the number of Depositary Units outstanding (less any Purchased Depositary Units and excluding any units held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per Depositary Unit (as determined in accordance with Section 12.11(f)).

For purposes of this Section 12.11(e), the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of any other consideration payable in such tender offer. In the event that the Company is obligated to purchase units pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of units actually purchased. If the application of this Section 12.11(e) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.11(e). For purposes of this Section 12.11(e), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of units in tender offers (and all similar references) shall mean and include both the purchase of units in tender offers and the acquisition of units pursuant to exchange offers, and all references to “tendered units” (and all similar references) shall mean and include units tendered in both tender offers and exchange offers.

(f) “Current Market Price per Depositary Unit” on any date means (i) for the purpose of any computation under clauses (c), or (d) of this Section 12.11, the VWAP per Depositary Unit for the ten

(10) consecutive Trading Days commencing 11 Trading Days before the record date in respect of distributions, issuances or other events requiring such computation under Section 12.11 and (ii) for purposes of any computation under Section 12.11(e), the arithmetic average of the VWAP per Depositary Unit for the ten (10) consecutive Trading Days commencing on the Trading Day next succeeding the Expiration Date.

(g) In any case in which this Section 12.11 shall require that an adjustment be made to the Conversion Price, in lieu of the foregoing adjustment, the Company may, at its option, distribute, concurrently with the distribution to the holders of the outstanding Depositary Units, Depositary Units, rights, options, warrants, any Capital Stock (other than Depositary Units), evidences of indebtedness or other non-cash assets that such Holder of a Note would have been entitled to receive, as applicable, had such Note been converted immediately prior to the happening of the record date relating to the event that would have caused such adjustment (without regard to the Conversion Limitation).

(h) In any case in which this Section 12.11 shall require that an adjustment be made following a record date, an announcement date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 12.11, the Company may elect to defer (but only until five (5) Business Days following the filing by the Company with the Trustee of the certificate described in Section 12.13) issuing to the Holder of any Note converted after such record date or announcement date or Expiration Date the Depositary Units and other Capital Stock of the Company issuable upon such conversion over and above the Depositary Units and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the units the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such units.

Section 12.12 No Adjustment.

(a) No adjustment need be made for issuances of Excluded Securities.

(b) Without limiting the provisions of Section 12.11, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of the Holder to convert, for any distribution described therein if the Holder participates or will participate in the distribution without conversion of such Holder’s Notes as if such Holder held a number of Depositary Units equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert its Notes. Further, if the application of the foregoing formulas in Section 12.11 would result in an increase in the Conversion Price, no adjustment to the Conversion Price will be made (except on account of unit combinations).

(c) No adjustment in the Conversion Price shall be required unless the adjustment would require a decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 12.12 are not required to be made shall be carried forward and taken into account in any subsequent adjustment and, in any event, shall be carried forward and taken into account regardless of whether the aggregate adjustment is less than 1% upon the announcement by the Company of a Fundamental Change, upon any Forced Conversion Date, upon any redemption of the Notes pursuant to Article 14 and at the Maturity Date.

Section 12.13 Notice of Conversion Price Adjustment.

(a) Whenever the Conversion Price is adjusted, the Company shall promptly mail to the Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

(b) Whenever, rather than adjusting the Conversion Price, the Company elects to distribute, concurrently with the distribution to the holders of the outstanding Depositary Units, Depositary Units, rights, options, warrants, Capital Stock (other than Depositary Units), evidences of indebtedness or other non-cash assets that such Holder of a Note would have been entitled to receive, as applicable, had such Note been converted immediately prior to the happening of the record date relating to the event that would have caused such adjustment (without regard to the Conversion Limitation) as provided in Section 12.11(g), the Company shall, contemporaneously with announcing such distribution, or giving notice thereof to the holders of Depositary Units, provide notice to the Holders, with a copy to the Trustee, that they will participate in such distribution on an as converted basis.

Section 12.14 Notice of Certain Transactions.

In the event that:

(a) the Company shall authorize the granting to the holders of its Depositary Units of rights or warrants to subscribe for or purchase any Capital Stock of any class (or securities convertible into or exercisable or exchangeable for Capital Stock of any class) or of any other rights;

(b) there shall occur any reclassification of the Depositary Units (other than a subdivision or combination of its outstanding Depositary Units);

(c) the Company consolidates or merges with, or transfers all or substantially all of its property and assets (or the Capital Stock, property or assets of any of its Significant Subsidiaries) to, another entity and holders of Depositary Units of the Company must approve the transaction; or

(d) there is a dissolution or liquidation of the Company,

and in any such case the Company (i) is obligated to deliver notice thereof to NYSE or any Eligible Market on which the Depositary Units are then listed or (ii) delivers a notice thereof to any holders of its 7 1/8% Senior Notes or 8 1/8% Senior Notes, the Company shall, on the same date as it (x) is required to deliver any similar notice to NYSE or such Eligible Market or (y) delivers such notice to such holders, file with the Trustee a notice and file a Form 8-K with the SEC stating the proposed record or effective date, as the case may be, and the action to be effected on such effective date, or as to which such record date is being set. Failure to file such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b), (c) or (d) of this Section 12.14.

Section 12.15 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

If any of the following shall occur, namely:

(a) any reclassification or change of Depositary Units issuable upon conversion of the Notes (other than any change for which an adjustment is provided in Section 12.11);

(b) any consolidation or merger or combination to which AREP is a party other than a merger in which AREP is the continuing entity and which does not result in any reclassification of, or change (other than as a result of a subdivision or combination) in, outstanding Depositary Units; or

(c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of AREP, directly or indirectly, to any Person,

and as a result thereof holders of Depositary Units are entitled to receive any kind or amount of shares of stock, units and other securities and/or property (including cash) in respect of their Depositary Units, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock, units and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of Depositary Units deliverable upon conversion of such Note immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 12. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Depositary Units include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 12.15 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

In the event that a supplemental indenture pursuant to this Section 12.15 is to be executed, without prejudice to any other rights of the Trustee hereunder, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders upon the conversion of their Notes after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made in respect thereof and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

Section 12.16 Trustee’s Disclaimer.

The Trustee shall have no duty to determine when an adjustment under this Article 12 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate in respect thereof which the Company is obligated to file with the Trustee pursuant to Section 12.13. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 12.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 12.15, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’

Certificate in respect thereof which the Company is obligated to file with the Trustee pursuant to Section 12.15.

Section 12.17 Company Determination Final.

Any determination that the Company or the Board of Directors must make pursuant to this Article 12 shall be conclusive if made in good faith and in accordance with the provisions of this Article 12, absent manifest error, and set forth in a resolution of the Board of Directors.

ARTICLE 13
REPURCHASE UPON A FUNDAMENTAL CHANGE

Section 13.01 Repurchase of Notes at Option of the Holder Upon Fundamental Change.

(a) General. If prior to the Maturity Date there shall have occurred a Fundamental Change, each Holder shall have the option to require all or a portion of its Notes to be repurchased (the “Fundamental Change Repurchase”) in cash by the Company at the Fundamental Change Repurchase Price on the Fundamental Change Settlement Date in accordance with the following procedures. The “Fundamental Change Repurchase Price” means the principal amount of the Notes to be repurchased, together with accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Fundamental Change Settlement Date.

(b) Company Notice of Fundamental Change. Within 15 days after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company shall deliver a written notice of Fundamental Change (the “Fundamental Change Company Notice”) by first-class mail or by overnight courier to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Repurchase Notice (substantially in the Form of Exhibit H hereto) to be completed by the Holder and shall state:

(1)  the events causing a Fundamental Change and the date of such Fundamental Change;

(2)  the last date of the Fundamental Change Repurchase Period by which a Holder must deliver a Fundamental Change Repurchase Notice to elect the repurchase option pursuant to this Section 13.01;

(3)  the Fundamental Change Settlement Date;

(4)  the Fundamental Change Repurchase Price;

(5)  the Conversion Price applicable on the date of the Fundamental Change Company Notice;

(6)  that Notes as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article 12 hereof only if such Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(7)  that Notes must be surrendered to the Paying Agent for cancellation to collect payment;

(8)  that the Fundamental Change Repurchase Price for any Note as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Settlement Date and the time of surrender of such Note as described in clause (7) above;

(9)  the procedures the Holder must follow to exercise rights under this Section 13.01;

(10)  the conversion rights of the Notes;

(11)  the procedures for withdrawing a Fundamental Change Repurchase Notice;

(12)  that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, Notes covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Settlement Date;

(13)  the CUSIP number of the Notes; and

(14)  whether a Make-Whole Premium is required to be paid by the Company upon any conversion in connection such a Fundamental Change.

If the Company requests that the Trustee shall give (at the Company’s expense) such Fundamental Change Company Notice in the Company’s name, the Company shall, in all cases, prepare the text of such Fundamental Change Company Notice. In connection with delivery of the Fundamental Change Company Notice to the Holders, the Company shall file a Form 8-K with the SEC containing substantially the same information that is required in the Fundamental Change Company Notice, or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

(c) Fundamental Change Repurchase Notice. In order to exercise its rights under this Section 13.01, a Holder must deliver to the Paying Agent:

(1)  a written notice of repurchase (a “Fundamental Change Repurchase Notice”), substantially in the form of Exhibit G hereto, at any time during the period beginning upon receipt of the Fundamental Change Company Notice and ending on the twenty (20) Trading Days after the Effective Date (the “Fundamental Change Repurchase Period”):

(A) if not in global form, the certificate numbers of the Notes which such Holder will deliver to be repurchased, or, if not certificated, the Fundamental Change Repurchase Notice must comply with appropriate procedures of the Depositary;

(B) the portion of the principal amount of the Notes which the Holder will deliver to be repurchased, which portion must be in a principal amount of $1,000 or integral multiples thereof; and

(C) that such Notes shall be repurchased as of the Fundamental Change Settlement Date pursuant to the terms and conditions specified in the Notes and in this Indenture; and

(2)  the Note (if such Note is held other than in global form) for cancellation prior to, on or after the Fundamental Change Settlement Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 13.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 13.01 shall be consummated by the delivery to the Paying Agent of the consideration to be received by the Holder promptly following the later of the Fundamental Change Settlement Date and the time of delivery of the Note. Anything herein to the contrary notwithstanding, in the case of any repurchase of all or part of any Global Note, such Note(s) shall be surrendered for repurchase in accordance with the rules and procedures of the Depositary as in effect from time to time.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 13.01(c) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Settlement Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(d) Procedure Upon Repurchase. The Company shall deposit cash at the time and in the manner as provided in Section 13.05, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Notes to be purchased pursuant to this Section 13.01.

Section 13.02 Effect of Fundamental Change Repurchase Notice

Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 13.01(c), the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in respect of such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Settlement Date in respect of such Note (provided the conditions in Section 13.01(c) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 13.01(c). Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 12 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Fundamental Change Repurchase Notice may be withdrawn only by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the procedures set forth in the Fundamental Change Company Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Settlement Date specifying:

(a) the principal amount of the Notes in respect of which such notice of withdrawal is being submitted;

(b) if certificated, the certificate numbers of the Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, such notice of withdrawal must comply with appropriate procedures of the Depositary; and

(c) the principal amount, if any, of such Notes which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Company.

There shall be no repurchase of any Notes pursuant to Section 13.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price in respect of such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) in respect of which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price in respect of such Notes) in which case, upon such return, the Fundamental Change Repurchase Notice in respect thereof shall be deemed to have been withdrawn.

Section 13.03 Notes Repurchased in Whole or in Part.

In connection with any offer to repurchase Notes under Section 13.01 (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 13.01to be exercised in the time and in the manner specified in Section 13.01 as applicable.

Section 13.04 Deposit of Fundamental Change Repurchase Price.

Prior to 10:00 a.m., Eastern Time, on the Business Day preceding the Fundamental Change Settlement Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day), sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof which are to be repurchased as of the Fundamental Change Settlement Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 13.04

Section 13.05 Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash or Depositary Units deposited by the Company pursuant to Section 13.05 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Settlement Date, then as soon as practicable following the Fundamental Change Settlement Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

ARTICLE 14
REPURCHASE REQUIRED BY GAMING AUTHORITIES

Section 14.01 Redemption Pursuant to Gaming Laws.

(a) Notwithstanding any other provision of this Indenture, if any Gaming Authority requires that a Holder or Beneficial Owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such Holder or Beneficial Owner:

(1)  fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or

(2)  is denied such license or qualification or not found suitable;

AREP shall then have the right, at its option:

(3)  to require each such Holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (1) or (2) above, or

(4)  to redeem the Notes of each such Holder or Beneficial Owner, in accordance with Rule 14e-1, if applicable, at a redemption price equal to the lowest of:

(A) the principal amount thereof, together with accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption, the date 30 days after such Holder or Beneficial Owner is required to apply for a license, qualification or finding of suitability (or such shorter period that may be required by any applicable Gaming Authority) if such Holder or Beneficial Owner fails to do so (“Application Date”) or of the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority;

(B) the price at which such Holder or Beneficial Owner acquired the Notes, together with accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption, the Application Date or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and

(C) such other lesser amount as may be required by any Gaming Authority.

Immediately upon a determination by a Gaming Authority that a Holder or Beneficial Owner of the Notes will not be licensed, qualified or found suitable and must dispose of the Notes, the Holder or Beneficial Owner will, to the extent required by applicable Gaming Laws, have no further right:

(5)  to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the Notes, the Note Guarantee or this Indenture; or

(6)  to receive any interest, Liquidated Damages, dividend, economic interests or any other distributions or payments with respect to the Notes and the Note Guarantee or any remuneration in any form with respect to the Notes and the Note Guarantee from the Company, any Note Guarantor or the Trustee, except the redemption price referred to above.

(b) AREP shall notify the Trustee in writing of any such redemption as soon as practicable. Any Holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability will be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities and the Company and any Note Guarantor will not reimburse any Holder or Beneficial Owner for such expense.

(c) Except as set forth in this Article 14, the Notes shall not be redeemable at the option of the Company.

Section 14.02 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the redemption provisions of Section 14.01(a)(4) hereof, it must furnish to the Trustee, at least 15 days but not more than 60 days before the applicable redemption date, an Officers’ Certificate setting forth:

(1) that a redemption is being effected pursuant to Section 14.01(a)(4) hereof;

(2) the applicable redemption date;

(3) the principal amount of Notes to be redeemed

(4) the Holder(s) whose Notes are to be redeemed pursuant to Section 14.01(a)(4) hereof; and

(5) the redemption price pursuant to Section 14.01(a)(4)(A) through (C) hereof.

Section 14.03 Notice of Redemption.

The Company will mail or cause to be mailed, at least 15 days but not more than 60 days before the applicable redemption date, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice will identify the Notes to be redeemed and will state:

(1) that the redemption is being effected pursuant to Section 14.01(a)(4) hereof

(2) the redemption date;

(3) the redemption price;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the applicable redemption date; and

(7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 14.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 14.03 hereof, Notes called for redemption become irrevocably due and payable on the applicable redemption date at the applicable redemption price. A notice of redemption pursuant to this Article 14 may not be conditional.

Section 14.05 Deposit of Redemption Price.

One Business Day prior to the applicable redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on such date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the applicable redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 3.01 hereof.

Section 14.06 Global Note Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder(s) at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Global Note surrendered.

ARTICLE 15
MAKE-WHOLE PREMIUM

Section 15.01 Make-Whole Premium.

(a) If, and only if, a Fundamental Change occurs while any Notes remain outstanding, the Company shall pay the Make-Whole Premium to Holders of the Notes who effect a Fundamental Change Conversion at any time during the Fundamental Change Repurchase Period or in connection with any Forced Conversion occurring following the public announcement of a Fundamental Change and during the applicable Fundamental Change Repurchase Period.

(b) The Make-Whole Premium shall be equal to an additional number of Depositary Units calculated in accordance with Section 15.01(c) hereof. The Make-Whole Premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders of Notes upon conversion as described in this Indenture.

(c) The “Make-Whole Premium” shall be equal to the principal amount of the Notes to be converted divided by $1,000 and multiplied by the applicable number of Depositary Units determined by reference to the table below (the “Make-Whole Premium Table”) and is based on the effective date of such Change in Control (the “Effective Date”) and the Depositary Unit Price.

The exact Depositary Unit Price and Effective Date may not be set forth on the Make-Whole Premium Table, in which case, if the Depositary Unit Price is between two Depositary Unit Prices on the Make-Whole Premium Table or the Effective Date is between two Effective Dates on the Make-Whole Premium Table, the Make-Whole Premium shall be determined by straight-line interpolation between Make-Whole Premium amounts set forth for the higher and lower Depositary Unit Prices and the two Effective Dates, as applicable, based on a 365-day year (or a 366-day year if the Effective Date occurs in a leap year). The Depositary Unit Prices set forth in the column headers are subject to adjustment pursuant to Section 15.02.

If the Depositary Unit Price is less than or equal to $90.00 (subject to adjustment pursuant to Section 15.02, the “Depositary Unit Price Threshold”), the Make-Whole Premium shall be equal to zero Depositary Units. If the Depositary Unit Price is equal to or greater than $270.00 (subject to adjustment pursuant to Section 15.02, the “Depositary Unit Price Cap”), the Make-Whole Premium shall be equal to zero Depositary Units.

(d) The Company shall pay the Make-Whole Premium solely in Depositary Units (other than cash paid in lieu of fractional units) or in the same form of consideration into which all or substantially all of the Depositary Units have been converted or exchanged in connection with the Fundamental Change. If holders of the Depositary Units receive or have the right to receive more than one form of consideration in connection with such Fundamental Change, then, for purposes of the foregoing, the forms of consideration in which the Make-Whole Premium shall be paid shall be in proportion to the different forms of consideration paid to holders of Depositary Units in connection with such Fundamental Change.

(e) The Company or, at the Company’s request, the Trustee, in the name and at the expense of the Company, (A) shall notify the Holders of the Depositary Unit Price and the estimated Make-Whole Premium per $1,000 original principal amount of Notes in respect of a Fundamental Change as part of the Fundamental Change Company Notice or otherwise in accordance with the notice provisions of the Indenture and (B) shall notify the Holders, promptly upon the opening of business on the Effective Date of the number of Depositary Units (or such other securities, assets or property (including cash) into which all or substantially all of the Depositary Units have been converted as of the Effective Date as described above) to be paid in respect of the Make-Whole Premium in connection with such Fundamental Change, in the manner provided in this Indenture.

(f) Promptly after determination of the actual number of Depositary Units to be issued in respect of the Make-Whole Premium, the Company shall file a Form 8-K with the SEC containing this information or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

Section 15.02 Adjustment to the Make-Whole Premium.

Whenever the Conversion Price shall be adjusted from time to time by the Company pursuant to Section 12.11, the Depositary Unit Price Threshold and the Depositary Unit Price Cap shall be adjusted and each of the Depositary Unit Prices set forth in the Make-Whole Premium Table shall be adjusted. The adjusted Depositary Unit Price Threshold, Depositary Unit Price Cap and Depositary Unit Prices set forth in the Make-Whole Premium Table shall equal the Depositary Unit Price Threshold, Depositary Unit Price Cap and such Depositary Unit Prices, as the case may be, immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to the adjustment giving rise to such adjustment. Each of the share amounts set forth in the body of the Make-Whole Premium Table shall also be adjusted in the same manner and at the same time.

Section 15.03 Trustee’s Disclaimer.

The Trustee shall have no duty to determine when a Make-Whole Premium shall be required under this Indenture, nor the amount thereof but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate in respect thereof, nor shall the Trustee have a duty to determine when an adjustment to the Depositary Unit Price Threshold, Depositary Unit Price Cap and Depositary Unit Prices should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate.

ARTICLE 16
MISCELLANEOUS

Section 16.01  Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 16.02  Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

American Real Estate Partners, L.P.
American Real Estate Finance Corp.
767 Fifth Avenue, Suite 4700
New York, New York 10153
Facsimile No.: (646) 365-2833
Attention: Felicia P. Buebel, Esq.

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Telephone: (212) 969-3000
Telecopier: (212) 969-2900
Attention: Ian Blumenstein, Esq.

If to the Trustee:

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890
Attention of: Corporate Trust Administration
Facsimile: (302) 636-4145

With a copy to:

Curtis, Mallet-Prevost, Colt & Mosle LLP
101 Park Avenue
Suite 3500
New York, New York 10178
Telecopier No.: (212) 697-1559
Attention: Kathryn Alisbah, Esq.
                   Steven J. Reisman, Esq.

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 16.03  Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 16.04  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 16.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 16.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 16.05  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 16.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 16.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, manager (or managing member) direct or indirect member, partner or stockholder of the Company, AREH, API or any additional Guarantor shall have any liability for any obligations of the Company, AREH, API or any additional Guarantor under the Notes, this Indenture, any Note Guarantee or for any claim based on, in respect of, or by reason of such obligations or its creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 16.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 16.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 16.10 Successors.

All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Sections 5.01 and 10.05 hereof.

Section 16.11 Severability.

In case any provision in this Indenture, the Note Guarantees or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 16.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 16.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 16.14 Clarity.

For the avoidance of doubt, the inclusion of exceptions to the provisions (including covenants and definitions) set forth in this Indenture will not be interpreted to imply that the matters permitted by the exception would be limited by the terms of such provisions but for such exceptions.

[Signatures on following page]

SIGNATURES

Dated as of April 5, 2007
AMERICAN REAL ESTATE PARTNERS L.P.

By: American Property Investors, Inc., its general partner

By:

Name:
Title:

AMERICAN REAL ESTATE FINANCE CORP.

By:

Name:
Title:

AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP

By: American Property Investors, Inc., its general partner

By:

Name:
Title:

WILMINGTON TRUST COMPANY

By:

Name:
Title: